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                                    EXHIBIT 5



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                Womble  [LOGO]    3300 One First Union Center
               Carlyle            301 South College Street
             Sandridge            Charlotte, NC 28202-6025
                & Rice
A PROFESSIONAL LIMITED            Telephone: (704) 331-4900
     LIABILITY COMPANY            Fax: (704) 331-4955


                                 March 16, 1998



Insteel Industries, Inc.
1373 Boggs Drive
Mount Airy, North Carolina  27030

         Re: Registration Statement on Form S-8 with respect to the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan and Insteel Industries, Inc. Director Compensation Plan

Gentlemen:

         We have served as counsel for Insteel Industries, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of an aggregate of 150,000 shares of its common stock, no par value (the "Shares"), which are proposed to be offered and sold pursuant to the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan and the Insteel Industries, Inc. Director Compensation Plan (individually, a "Plan" and collectively, the "Plans"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of North Carolina.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the respective Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    A Professional Limited Liability Company


                                    By:   /s/ Jane Jeffries Jones
                                          ----------------------------------
                                          Jane Jeffries Jones